Exhibit 99.1

Shoulder Innovations Reports Fourth Quarter and Full Year 2025 Financial Results
Fourth Quarter Net Revenue Growth Accelerates to 65% Year-Over-Year
Grand Rapids, MI – March 10, 2026 – Shoulder Innovations, Inc. (Shoulder Innovations, or the company) (NYSE: SI), a commercial-stage medical technology company exclusively focused on transforming the shoulder surgical care market, today reported financial results for the fourth quarter and full year ended December 31, 2025.
Financial Highlights
•Generated net revenue of $14.4 million in the fourth quarter, a 65% increase over the prior year quarter
•Generated net revenue of $47.3 million for the full year, a 50% increase over the prior year
•Achieved gross margin of 76.7% for the fourth quarter and 76.5% for the full year
•Initiating full year 2026 net revenue guidance of $62 million to $65 million, representing growth of approximately 31% to 37% over full year 2025 net revenue

Full Year and Recent Business Highlights
•Sold 1,976 total implant systems in the fourth quarter, a 62% increase over the prior year quarter
•Ended 2025 with 134 core surgeons and contender surgeons, a 61% increase over the prior year
•Commenced limited user release of the InSet™ I-135RFX Humeral Stem for primary, revision, and certain fracture indications of the humeral head
•Commenced limited user release of the N-22 Humeral Head for patients with metal hypersensitivity
•Appointed Drew Hykes, former CEO of Inari Medical, to Board of Directors
•Announced a strategic partnership with Interventional Systems to introduce a robotic platform for shoulder arthroplasty
"2025 was a transformational year for Shoulder Innovations. We continued to add new surgeon customers at an accelerated pace, drove rapid commercial adoption of our advanced implant systems, and solidified our position as an innovation leader in the shoulder space, all while beginning our journey as a public company," said Rob Ball, CEO of Shoulder Innovations. “These efforts culminated in record full-year net revenue of $47.3 million, representing an exceptional 50% increase year-over-year, supported by accelerating growth in the second half of the year.”
Mr. Ball continued, "Looking into 2026, our momentum remains strong. Our key strategic priorities are focused on delivering sustained growth through world class execution and innovation. With a growing product portfolio, a comprehensive enabling technology strategy, our expanding commercial talent, and a strong balance sheet, we believe we are well positioned to further extend and strengthen our leadership position in shoulder surgical care in the years ahead.”
Fourth Quarter 2025 Financial Results

Net revenue in the fourth quarter of 2025 increased 65% to $14.4 million, compared to $8.7 million in the fourth quarter of 2024. The increase was due to an increase in the number of implant systems sold, as well as an increase in the number of new customers.
Gross margin in the fourth quarter of 2025 was 76.7%, compared to 77.6% in the fourth quarter of 2024.
Selling, general, and administrative expenses in the fourth quarter of 2025 increased 79% to $16.3 million, compared to $9.1 million in the fourth quarter of 2024. The increase was primarily due to increased headcount in the commercial organization, higher legal costs related to litigation, higher variable selling expenses, and increased costs associated with becoming a public company.
Research and development expenses in the fourth quarter of 2025 increased 176% to $3.2 million, compared to $1.2 million in the fourth quarter of 2024. The increase was due to investment in new product development efforts, including an initial milestone payment and development related to the robotic platform strategic partnership.
Operating loss in the fourth quarter of 2025 was $8.5 million, compared to a loss of $3.5 million in the fourth quarter of 2024. Net loss in the fourth quarter of 2025 was $7.8 million, compared to a net loss of $3.8 million in the fourth quarter of 2024. The increase in operating loss and net loss was primarily related to increased operating expenses.
Adjusted EBITDA in the fourth quarter of 2025 was a loss of $7.0 million, compared to a loss of $2.6 million in the fourth quarter of 2024. The increase in loss was primarily due to the aforementioned increased operating expenses.
Full Year 2025 Financial Results
Net revenue in the full year of 2025 increased 50% to $47.3 million, compared to $31.6 million in the full year of 2024. The increase was due to an increase in the number of implant systems sold, as well as an increase in the number of new customers.
Gross margin in the full year of 2025 was 76.5%, compared to 77.0% in the full year of 2024.
Selling, general, and administrative expenses in the full year of 2025 increased 59% to $54.8 million, compared to $34.5 million in the full year of 2024. The increase was primarily due to increased headcount in the commercial organization, higher legal costs related to litigation, higher variable selling expenses, and increased costs associated with becoming a public company.
Research and development expenses in the full year of 2025 increased 72% to $7.7 million, compared to $4.5 million in the full year of 2024. The increase was due to investment in new product development efforts, including the aforementioned initial milestone payment and development related to the robotic platform strategic partnership.
Operating loss in the full year of 2025 was $26.3 million, compared to a loss of $14.7 million in the full year of 2024. Net loss in the full year of 2025 was $40.4 million, compared to a net loss of $15.6 million in the full year of 2024. The increase in operating loss and net loss was primarily related to increased operating expenses and changes in the fair value of the company’s preferred stock warrant liability and convertible notes.
Adjusted EBITDA in the full year of 2025 was a loss of $36.1 million, compared to a loss of $11.4 million in the full year of 2024. The increase in loss was primarily due to the aforementioned increased operating expenses and changes in the fair value of the company’s preferred stock warrant liability and convertible notes.
As of December 31, 2025, cash and cash equivalents, and marketable securities totaled $124.3 million.
2026 Financial Outlook
Shoulder Innovations expects net revenue for the full year 2026 to be in the range of $62 million to $65 million, representing growth of approximately 31% to 37% over full year 2025 net revenue.
Conference Call
Management will host a conference call today, March 10, 2026, at 4:30 p.m. ET / 1:30 p.m. PT to discuss the company’s fourth quarter and full year 2025 financial results. Those interested in listening to the conference call may do so by dialing (877) 407-8216 for domestic callers or (412) 902-1015 for international callers and providing access code 13758375. A live and archived webcast of the event will be available in the "Investor Relations" section of the Shoulder Innovations website at https://ir.shoulderinnovations.com.
Use of Non-GAAP Financial Measures and Key Business Metrics
In addition to our results and measures of performance determined in accordance with U.S. GAAP, we believe that non-GAAP financial measures can be useful in evaluating and comparing our financial and operational performance over multiple periods, identifying trends affecting our business, formulating business plans and making strategic decisions. We use and present Adjusted EBITDA for this purpose. We define Adjusted EBITDA as net loss before interest expense, net, income tax expense, depreciation and amortization, and stock-based compensation expense. We have reconciled our historic non-GAAP financial measures to the applicable most comparable GAAP measures in this press release.
We believe that Adjusted EBITDA, together with a reconciliation to net loss, provides meaningful supplemental information regarding our performance by excluding certain items that may not be indicative of our business, results of operations, or outlook. However, Adjusted EBITDA has limitations as an analytical tool, and you should not consider this measure in isolation or as a substitute for analysis of our financial results as reported under U.S. GAAP. Some of these potential limitations include: (i) other companies, including companies in our industry which have similar business arrangements, may report Adjusted EBITDA, or similarly titled measures but calculate them differently, which reduces their usefulness as comparative measures; (ii) although depreciation and amortization expenses are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditures for such replacements or for new capital expenditure requirements; (iii) Adjusted EBITDA also does not reflect changes in, or cash requirements for, our working capital needs or the potentially dilutive impact of stock-based compensation; and (iv) Adjusted EBITDA does not reflect the interest expense, or the cash requirements necessary to service interest or principal payments, on existing or future debt that we may incur. Because of these and other limitations, you should consider Adjusted EBITDA only as supplemental to other GAAP-based financial measures.
In addition, we believe that the number of implant systems sold is a key business metric and a useful indicator of our ability to drive demand for our implant systems, generate net revenue and expand our business. We regularly review a number of operating and financial metrics to evaluate our business, measure our performance, identify trends affecting our business, formulate our business plan and make strategic decisions.
About Shoulder Innovations
Shoulder Innovations is a commercial-stage medical technology company exclusively focused on transforming the shoulder surgical care market, with a current offering of advanced implant systems for shoulder arthroplasty. These systems are a core element of Shoulder Innovations’ ecosystem, which is designed to improve core components of shoulder surgical care – preoperative planning, implant design and procedural efficiency – to benefit each stakeholder in the care chain. Shoulder Innovations’ ecosystem is also comprised of enabling technologies, efficient instrument systems, specialized support and surgeon-to-surgeon collaboration. Together, these elements seek to address the long-standing clinical and operational challenges in the shoulder surgical care market by delivering predictable outcomes, procedural simplicity, and efficiency across all sites of care.

Forward-Looking Statements
This press release contains, and other communications of the company may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the fact that they do not relate strictly to historical or current facts. Forward-looking statements often use words such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “outlook,” “forecast,” “target,” “trend,” “plan,” “goal,” or other words of comparable meaning or future-tense or conditional verbs such as “may,” “will,” “should,” “would,” or “could.”
Statements concerning the company’s future are forward-looking statements, and are based on management’s current expectations, assumptions and beliefs about the company’s business, financial performance, creation of long-term shareholder value, operating results, the industry in which we operate and possible future events. These statements include, but are not limited to, statements regarding the company’s anticipated growth prospects and future operating and financial performance. Forward-looking statements convey the company’s expectations, intentions, or forecasts about future events, circumstances, results, or aspirations. Forward-looking statements are not guarantees of future results and are subject to risks, uncertainties, assumptions and other important factors, which may change over time and many of which are beyond the company’s control, and which could cause the company’s actual results to materially and adversely differ from those expressed in any forward-looking statement, including (i) our history of significant net losses; (ii) failure to manage the growth of our business; (iii) our inability to compete successfully against our existing or potential competitors; (iv) failure to develop, retain, or expand an effective dedicated commercial leadership team; (v) risks associated with litigation; (vi) our dependence upon the adoption of our implant systems by hospitals, ambulatory surgery centers, surgeons and patients; (vii) our ability to enhance our implant systems, expand our indications and develop and commercialize additional products in a timely manner; (viii) risks associated with our third-party manufacturers and suppliers; (ix) demand forecasts for our implant systems; (x) our ability to demonstrate to shoulder specialists or key opinion leaders the merits of our implant systems; (xi) federal and state healthcare laws and government regulation and oversight over our devices and operations; (xii) our ability to obtain and maintain patent and other intellectual property protection over our products; (xiii) risks associated with our common stock; and (xiv) the other important factors described in our most recently filed Annual Report on Form 10-K and subsequent other filings with the Securities and Exchange Commission.
These documents are available in the Investor Relations section of the company’s website at www.shoulderinnovations.com (information on the website is not incorporated by reference into this presentation and should not be considered part of this document).
You should not place undue reliance on forward-looking statements. The information in this press release is provided as of today’s date only, and, except as required by federal securities law, we do not undertake to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changing circumstances or for any other reason after today.
Contact
Brian Johnston or Sam Bentzinger
Gilmartin Group LLC
ir@shoulderinnovations.com

Shoulder Innovations, Inc.
Condensed Statements of Operations and Comprehensive Loss
(Unaudited)
(in thousands, except share and per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Net Revenue	$14,416	$8,725	$47,317	$31,623
Cost of Goods Sold	3,359	1,957	11,115	7,282
Gross Profit	11,057	6,768	36,202	24,341
Selling, General, and Administrative Expenses	16,340	9,137	54,768	34,505
Research and Development	3,217	1,167	7,731	4,489
Operating Loss	(8,500)	(3,536)	(26,297)	(14,653)
Other Expense
Interest expense, net	(591)	391	70	1,316
Change in fair value of convertible notes, net	—	—	2,217	—
Change in fair value of Series E purchase option	—	—	11,719	—
Other expense (income), net	(137)	(135)	56	(350)
Total Other Expense	(728)	256	14,062	966
Loss before income tax expense	(7,772)	(3,792)	(40,359)	(15,619)
Income Tax Expense	—	—	—	—
Net Loss	(7,772)	(3,792)	(40,359)	(15,619)

Other Comprehensive (loss), net
Unrealized gain (loss) on marketable securities	78	(205)	(80)	(159)
Total Other Comprehensive loss (income), net	78	(205)	(80)	(159)
Comprehensive loss	$(7,694)	$(3,997)	$(40,439)	$(15,778)

Net loss per share attributed to common stock – basic and diluted:
Net loss per share	$(0.38)	$(45.22)	$(4.65)	$(242.04)
Weighted average shares outstanding:
Weighted average common shares outstanding – basic and diluted	20,603,017	83,882	8,673,148	64,530

Shoulder Innovations, Inc.
Condensed Balance Sheets
(Unaudited)
(in thousands, except share and per share amounts)

	December 31, 2025	December 31, 2024
Assets
Current Assets
Cash and cash equivalents	$26,871	$6,123
Marketable securities	97,434	8,921
Trade accounts receivable, net of allowance for credit losses	8,268	5,122
Inventories, net	21,591	13,955
Prepaid expenses	1,518	431
Other current assets	1,483	573
Total Current Assets	157,165	35,125
Property and equipment, net	12,532	7,487
Operating lease right-of-use asset	110	68
Intangible assets, net	100	400
Total Assets	169,907	43,080
Liabilities, Convertible Preferred Stock, and Stockholders’ Equity (Deficit)
Current Liabilities
Accounts payable	8,874	4,860
Current operating lease obligations	62	47
Accrued liabilities	5,259	2,740
Total Current Liabilities	14,195	7,647
Long-Term Liabilities
Preferred stock warrant liability	—	970
Long-term debt	14,911	14,658
Long-term operating lease obligations	51	25
Total Long-Term Liabilities	14,962	15,653
Total Liabilities	29,157	23,300
Commitments and contingencies
Convertible Preferred Stock	—	74,475
Stockholders’ Equity (Deficit)
Common stock, $0.001 par value, 730,000,000 and $212,366,763 shares authorized and 20,623,457 and $83,882 shares issued and outstanding as of December 31, 2025 and of December 31, 2024, respectively	21	1
Preferred stock, $0.001 par value, 20,000,000 and no shares authorized and no shares issued and outstanding as of December 31, 2025 and December 31, 2024, respectively	—	—
Additional paid-in capital	238,012	2,148
Accumulated deficit	(97,400)	(57,041)
Accumulated other comprehensive income	117	197
Total Stockholders’ Equity (Deficit)	140,750	(54,695)
Total Liabilities, Convertible Preferred Stock, and Stockholders’ Equity (Deficit)	$169,907	$43,080

Shoulder Innovations, Inc.
Reconciliation of Reported Net Loss to Adjusted EBITDA
(Unaudited)
(in thousands, except share and per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
Net loss	$(7,772)	$(3,792)	$(40,359)	$(15,619)
Interest expense, net	(591)	391	70	1,316
Income tax expense	—	—	—	—
Depreciation and amortization expense	980	619	3,208	2,196
Stock-based compensation expense	381	179	996	754
Adjusted EBITDA	$(7,002)	$(2,603)	$(36,085)	$(11,353)